UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2006

CPG INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 346-8797

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 13, 2006, a wholly owned subsidiary of CPG International Inc. (the “Company” or “CPG”) and the parent company of CPG signed definitive agreements to acquire 100% of the outstanding equity of Procell Decking Systems (“Procell”), for $54 million (which may be increased if certain financial targets are met during 2007). Procell is a privately held manufacturer that has developed the next generation product in the synthetic decking market leveraging solid-core, cellular PVC technology. This technology is similar to that of CPG’s AZEK® Trimboards, creating a solid yet light-weight decking product.

The purchase will be funded through the issuance of debt and equity pursuant to (a) a unit purchase agreement, dated as of December 13, 2006, among CPG International I Inc. (a wholly owned subsidiary of CPG) (the “Buyer”), and Christopher Bardasian, Kevin Sloan, and Larry Sloan (collectively, the “Sellers”), who own all of the outstanding equity of Procell, and (b) a contribution agreement, dated as of December 13, 2006, among CPG International Holdings LP (the parent company of CPG) (the “Partnership”) and the Sellers. The acquisition is expected to close in the first quarter of 2007, subject to (i) the expiration or termination of the applicable Hart-Scott-Rodino waiting period, (ii) the completion of the Buyer’s financing plan, (iii) the absence of any material adverse effect on Procell, and (iv) other customary closing conditions.

If the acquisition is not consummated on or before February 2, 2007, the unit purchase agreement may be terminated by either the Buyer or the Sellers and the contribution agreement may be terminated by either the Partnership or the Sellers.

The foregoing descriptions of the unit purchase agreement and the contribution agreement do not purport to be complete and are qualified in their entirety by reference to the unit purchase agreement and the contribution agreement, copies of which are attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

ITEM 7.01 REGULATION FD DISCLOSURE

On December 13, 2006, the Company issued a press release to announce its plans to acquire Procell. A copy of that release is filed herewith as Exhibit 99.1. CPG management also announced it will hold an investor conference call and presentation on Thursday, December 14, 2006, at 9:00 AM eastern to discuss these recent events. A copy of the presentation is filed herewith as Exhibit 99.2. To access the conference call, please dial (877)-315-3365, and use conference ID 4499057. An encore presentation will be available two hours after the completion of the call. In order to access the encore presentation, please dial (800) 642-1687 or (706) 645-929, and use the conference ID code 4499057.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Unit Purchase Agreement, dated as of December 13, 2006, by and among CPG International I Inc., as Buyer, and Christopher Bardasian, Kevin Sloan, and Larry Sloan, as Sellers.
2.2	Contribution Agreement, dated as of December 13, 2006, by and among CPG International Holdings LP and Christopher Bardasian, Kevin Sloan, and Larry Sloan, as Subscribers.
99.1	Press Release, dated December 13, 2006.
99.2	Investor Presentation, dated December 14, 2006.

Certain statements made in this Form 8-K, other SEC filings or written materials or orally made by the Company or its representatives may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements made in this Form 8-K that relate to future events or the Company’s expectations, projections, estimates, intentions, goals, targets and strategies are forward looking statements. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by the forward-looking statements, the Company cautions you not to place undue reliance on these statements. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company’s forward-looking statements, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG International Inc.
By:	/s/ SCOTT HARRISON
Executive Vice President and Chief Financial Officer

Dated: December 13, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Unit Purchase Agreement, dated as of December 13, 2006, by and among CPG International I Inc., as Buyer, and Christopher Bardasian, Kevin Sloan, and Larry Sloan, as Sellers.
2.2	Contribution Agreement, dated as of December 13, 2006, by and among CPG International Holdings LP and Christopher Bardasian, Kevin Sloan, and Larry Sloan, as Subscribers.
99.1	Press Release, dated December 13, 2006.
99.2	Investor Presentation, dated December 14, 2006.